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                                                                    EXHIBIT 99.1

Contact:
--------
Investors:                                               Media:
Ann Tanabe                                               Brad Miles
Encysive Pharmaceuticals                                 BMC Communications
(713) 796-8822                                           (212) 477-9007 ext. 17

Hershel Berry
The Trout Group
(415) 392-3385

FOR IMMEDIATE RELEASE

ENCYSIVE PHARMACEUTICALS ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

Houston, TX- (December 3, 2003)- Encysive Pharmaceuticals (NASDAQ: ENCY) today announced that it plans to publicly offer 5,750,000 shares of its common stock pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. The company also intends to grant to the underwriters in connection with the offering an option to purchase up to 862,500 shares of common stock to cover over allotments, if any. All of the shares are being sold by Encysive. SG Cowen Securities Corporation will act as sole book-running manager, RBC Capital Markets will act as co-lead manager, and Needham & Company, Inc. will act as co-manager for the offering.

The securities may not be sold nor may offers to buy be accepted prior to the time that the prospectus supplement is final. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Copies of the preliminary prospectus supplement can be obtained from the Prospectus Departments of SG Cowen Securities Corporation (c/o ADP-IDS Fulfillment Center, 1155 Long Island Ave., Edgewood, NY 11717, phone 631/254-7106, fax 631/254-7140 or 631/254-7268), RBC Capital Markets (60 South 6th Street, 17th Floor, Minneapolis, MN 55402, phone 612/371-2818, fax 612/371-2837), or Needham &
Company, Inc. (445 Park Avenue, New York, NY 10022, phone 212/371-8300, fax 212/371-8418) or from Encysive (6700 West Loop, 4th Floor, Bellaire, TX 77401, phone 713/796-8822, fax 713/796-8232).

ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug development and vascular biology. Argatroban, our first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive Pharmaceuticals is in Phase III development of the endothelin antagonist, sitaxsentan, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the
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selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis.
Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.






This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The company undertakes no duty to update of revise these forward-looking statements.

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